CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-259799, 333-234026, 333-223556 and 333-208354) and Form S-3 (File Nos. 333-277041, 333-270232, and 333-237968) of Vistagen Therapeutics, Inc. of our report dated June 11, 2024, relating to the consolidated financial statements as of and for the years ended March 31, 2024 and 2023, which appears in this Annual Report on Form 10-K.
/s/ WithumSmith+Brown, PC
San Francisco, California
June 11, 2024